UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2017

FOOTHILLS EXPLORATION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-190836	27-3439423
(Commission File Number)	(IRS Employer Identification No.)

633 17th Street, Suite 1700

Denver, Colorado 80202

(Address of Principal Executive Offices)

(720) 449-7478

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 29, 2017, Foothills Exploration, Inc. (the “Company”), issued to an unaffiliated investor a promissory note (“Note”) and three tranches of warrants for an aggregate consideration of $250,000. The Note accrues no interest if paid when due, and is due and payable on January 2, 2018 (“Maturity”). If principal is not paid on or before Maturity, interest will accrue at the rate of 15% per year until paid. The warrants have the following terms:

●	375,000 warrants to purchase 375,000 shares of common stock of the Company at a strike price of $0.665 per share expiring on September 29, 2019,

●	375,000 warrants to purchase 375,000 shares of common stock of the Company at a strike price of $1.25 per share expiring on September 29, 2020,

●	185,000 warrants to purchase 185,000 shares of common stock of the Company at a strike price of $2.00 per share expiring on September 29, 2020.

Each tranche of warrants is subject to down round adjustment provisions if the Company during the term of that tranche issues additional securities for consideration per share, after giving effect to fees, commission and expenses, that is less, or which on conversion or exercise of the underlying security is less, than $0.665 per share (as adjusted for any change resulting from forward or reverse splits, stock dividends and similar events).

The obligations under the Note were personally guaranteed by Kevin J. Sylla, Executive Chairman of the Company. The Company intends to utilize the proceeds received for general operating and corporate matters. No broker-dealer or placement agent was retained or involved in this transaction.

The summary of the transactions described above is qualified in its entirety by reference to the Promissory Note and form of warrant which are filed as Exhibit 10.1 and 10.2 respectively, to this report.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. The offer and sale of the securities were made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The offering and sale were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering. This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 8.01 Other Events

To satisfy most favored nation provisions in previously entered securities purchase agreements that are triggered by the transaction described in Item 101 above, Company will issue 136,015 shares of common stock and warrants to purchase 136,015 shares of common stock, in the aggregate, to certain investors who purchased units from the Company, at a $1.00 per unit, with each unit consisting of one share and one warrant. See the Company’s Current Report on the Form 8-K filed with the SEC on June 5, 2017. Of this amount, 100,752 shares and warrants to purchase 100,752 shares of common stock will be issued to Wilshire Energy Partners LLC, an entity controlled by Kevin J. Sylla. The exercise price of these investor warrants will be adjusted to $0.665 per share.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Promissory Note dated September 29, 2017
10.2	Form of Warrant
10.3	Form of Personal Guaranty

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2017

FOOTHILLS EXPLORATION, INC.

/s/ B. P. Allaire
By:	B. P. Allaire
Chief Executive Officer